UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2022

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

delaware	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Helius Medical Technologies, Inc. 2022 Equity Incentive Plan

On February 16, 2022, the Board of Directors (the “Board”) of Helius Medical Technologies, Inc. (the “Company”) adopted the Helius Medical Technologies, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The effectiveness of the 2022 Plan and the grants made thereunder, as described below, are subject to stockholder approval.

Awards. The 2022 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of the Company’s affiliates.

Authorized Shares. Initially, the maximum number of shares of the Company’s Class A Common Stock (the “Common Stock”), that may be issued under the 2022 Plan after it becomes effective may not exceed 1,121,272 shares of Common Stock. In addition, the number of shares of Common Stock reserved for issuance under the 2022 Plan would automatically increase on January 1 of each calendar year, starting on January 1, 2023 through January 1, 2027, to an amount equal to (i) 20% of the fully diluted number of shares of Common Stock outstanding on December 31 of the fiscal year before the date of each automatic increase, or (ii) a lesser number of shares determined by the Board prior to the date of the increase. The maximum number of shares of Common Stock that may be issued on the exercise of ISOs under the 2022 Plan is 11,212,720.

Shares subject to stock awards granted under the 2022 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under the 2022 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under the 2022 Plan. If any shares of Common Stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by the Company (1) because of a failure to meet a contingency or condition required for the vesting of such shares; (2) to satisfy the exercise, strike or purchase price of an award; or (3) to satisfy a tax withholding obligation in connection with an award, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2022 Plan.

Plan Administration. The Board, or a duly authorized committee of the Board, will administer the 2022 Plan and is referred to as the “plan administrator”. The Board may also delegate to one or more of the Company’s officers the authority to: (1) designate employees (other than officers) to receive specified stock awards; and (2) determine the number of shares subject to such stock awards. Under the 2022 Plan, the Board has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2022 Plan, the Board also generally has the authority to effect, with the consent of any materially adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding option or stock appreciation right; (B) the cancellation of any outstanding option or stock appreciation right and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under U.S. generally accepted accounting principles.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2022 Plan; provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. Options granted under the 2022 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2022 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with the Company or any of its affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with the Company or any of its affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include: (1) cash, check, bank draft or money order: (2) a broker-assisted cashless exercise; (3) the tender of shares of Common Stock previously owned by the optionholder; (4) a net exercise of the option if it is an NSO; or (5) other legal consideration approved by the plan administrator. Unless the plan administrator provides otherwise, options or stock appreciation rights generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order, official marital settlement agreement, or other divorce or separation instrument.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Common Stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of the Company’s stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the Company total combined voting power or that of any of its parent or subsidiary corporations unless: (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and (2) the term of the ISO does not exceed five years from the date of grant.

While grants under the 2022 Plan may be made to our employees prior to such time as the plan is approved by our stockholders, any such grants will not be exercisable until shareholder approval of the 2022 Plan is obtained and any grants made prior to approval will be forfeited and cancelled if the 2022 Plan is not approved by our stockholders. A copy of the 2022 Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Equity Awards to Executive Officers

On February 16, 2022, the Board approved grants to Dane C. Andreeff, the Company’s President and Chief Executive Officer, Jeffrey S. Mathiesen, the Company’s Chief Financial Officer and Treasurer, and Antonella Favit-Van Pelt, the Company’s Chief Medical Officer, of special stock option awards.

Ms. Favit-Van Pelt’s stock option award was granted pursuant to the Company’s 2018 Omnibus Incentive Plan, as amended (the “2018 Plan”), and Mr. Andreeff’s and Mr. Mathiesen’s stock option awards were granted pursuant to the 2022 Plan.  Each of the option awards was recommended to the Board by the Compensation Committee in recognition of each executive officer’s continuing service to the Company.

Pursuant to the option awards, Mr. Andreeff will have the right to purchase up to 175,000 shares of the Company’s Class A Common Stock, Mr. Mathiesen will have the right to purchase up to 37,000 shares of the Company’s Class A Common Stock, and Ms. Favit-Van Pelt has the right to purchase up to 30,000 shares of the Company’s Class A Common Stock. The option awards each have an exercise price per share equal to the closing price of the Class A Common Stock of the Company on February 16, 2022, the date of grant, and has a 10 year term.

The option award granted to Ms. Favit-Van Pelt vests in 12 equal amounts on the last day of each fiscal quarter, beginning on March 31, 2022.  1/6th of each of the option awards granted to Mr. Andreeff and Mr. Mathiesen will vest on June 30, 2022, contingent upon and following stockholder approval of the 2022 Plan, and the remainder of each award will vest in 10 equal amounts on the last day of each fiscal quarter thereafter.

The option awards will be evidenced by stock option grant notices and option agreements substantially in the forms included as Exhibit 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Helius Medical Technologies, Inc. 2022 Equity Incentive Plan
10.2	Helius Medical Technologies, Inc. 2018 Omnibus Incentive Plan Form of Option Grant Agreement (incorporated by reference to Exhibit 10.3 to the Form 10-Q filed November 8, 2018)
10.3	Helius Medical Technologies, Inc. 2022 Equity Incentive Plan Form of Option Grant Agreement
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: February 18, 2022	By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen
Chief Financial Officer and Treasurer

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